Exhibit 10.03

                                     Amended

                               Operating Agreement
                                       of
                         Cardinal Extension Company, LLC


                             Dated December 19, 1996


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                                      -iv-

                                     Amended
                               Operating Agreement
                                       of
                         Cardinal Extension Company, LLC

                                Table of Contents


1        Definitions and Construction......................................1
         1.1      Definitions..............................................1
                  1.1.1      Act...........................................1
                  1.1.2      Additional Necessary Regulatory Approvals.....1
                  1.1.3      Affiliate.....................................1
                  1.1.4      AFUDC.........................................1
                  1.1.5      Articles of Organization......................1
                  1.1.6      Authorizations................................1
                  1.1.7      Bankrupt Member...............................2
                  1.1.8      Business Day..................................2
                  1.1.9      Capital Account...............................2
                  1.1.10     Capital Contribution..........................2
                  1.1.11     Certificate...................................2
                  1.1.12     Certified Public Accountants..................2
                  1.1.13     Code..........................................2
                  1.1.14     Commitment....................................2
                  1.1.15     Commitment Date...............................2
                  1.1.16     Company.......................................2
                  1.1.17     CO&M Agreement................................2
                  1.1.18     Cost of the Facilities........................2
                  1.1.19     Cost of the Modification......................2
                  1.1.20     Customer......................................3
                  1.1.21     Default Interest Rate.........................3
                  1.1.22     Dispose, Disposing or Disposition.............3
                  1.1.23     Effective Time................................3
                  1.1.24     Estimated Cost of the Facilities..............3
                  1.1.25     Estimated Cost of the Modification............3
                  1.1.26     Existing Cardinal Pipeline....................3
                  1.1.27     Facilities....................................3
                  1.1.28     Financing Commitment..........................3
                  1.1.29     Financing Corporation.........................4
                  1.1.30     Formation Date................................4
                  1.1.31     General Interest Rate.........................4
                  1.1.32     Governmental Authority........................4
                  1.1.33     Member........................................4
                  1.1.34     Membership Interest...........................4
                  1.1.35     Merger........................................4
                  1.1.36     Merger Agreement..............................4
                  1.1.37     Modification..................................4
                  1.1.38     Necessary Regulatory Approvals................4
                  1.1.39     NCNG Energy Corporation.......................5
                  1.1.40     NCUC..........................................5
                  1.1.41     NCUC Application..............................5
                  1.1.42     Operator......................................5
                  1.1.43     Parent........................................5
                  1.1.44     Person........................................5
                  1.1.45     Piedmont Intrastate Pipeline Company .........5
                  1.1.46     Pre-Formation Date Expenditures ..............5
                  1.1.47     Proceeding....................................5
                  1.1.48     PSNC Cardinal Pipeline Company................5
                  1.1.49     PUHCA.........................................5
                  1.1.50     Representative................................6
                  1.1.51     Rule 16.......................................6
                  1.1.52     Service Agreements............................6
                  1.1.53     Sharing Ratio.................................6
                  1.1.54     Supermajority Vote............................6
                  1.1.55     TransCardinal Company.........................6
                  1.1.56     Transferring Member...........................6
         1.2      Construction.............................................6

2        Formation and Purpose of the Company..............................6
         2.1      Formation................................................6
         2.2      Name.....................................................6
         2.3      Registered Office, Registered Agent......................6
         2.4      Offices..................................................6
         2.5      Purposes.................................................7
         2.6      Foreign Qualification....................................7
         2.7      Term.....................................................7
         2.8      No State-Law Partnership.................................7

3        Membership; Disposition of Interests..............................7
         3.1      Initial Members..........................................7
         3.2      Restrictions on the Disposition of an Interest...........8
         3.3      Additional Members......................................11
         3.4      Interests in a Member...................................12

4        Representations, Warranties and Covenants; Information...........12
         4.1      Commitment to Acquire the Existing Cardinal Pipeline
                  and to Construct the Facilities.........................12
         4.2      Development of a Modification...........................14
         4.3      Commitment to Construct a Modification..................14
         4.4      General Representations and Warranties..................15
         4.5      Representations, Warranties and Covenant
                  Concerning PUHCA........................................15
         4.6      Governmental Applications...............................16
         4.7      Information.............................................16
         4.8      Liability to Third Parties..............................17
         4.9      Withdrawal..............................................17
         4.10     Lack of Authority.......................................17

5        Capital Contributions............................................17
         5.1      Pre-Formation Date Expenditures.........................17
         5.2      Capital Contributions Relating to the Existing
                  Cardinal Pipeline...,,,,................................18
         5.3      Requests for Capital Contributions......................18
         5.4      Loans...................................................19
         5.5      Equalization of Capital Accounts and
                  Membership Interests....................................20
         5.6      Voluntary Contributions.................................20
         5.7      Return of Contributions.................................20
         5.8      Capital Accounts........................................21

6        ALLOCATIONS AND DISTRIBUTIONS....................................21
         6.1      Allocations.............................................21
         6.2      Distributions...........................................22

7        MANAGEMENT.......................................................22
         7.1      Management by Members through Representatives...........22
         7.2      Actions by Members; Representatives; Committees;
                  Delegation of Authority and Duties......................26
         7.3      Number and Term of Office...............................26
         7.4      Vacancies; Removal; Resignation.........................27
         7.5      Chairman and Secretary..................................27
         7.6      Meetings................................................27
         7.7      Action by Written Consent or Telephone Conference.......28
         7.8      Conflicts of Interest...................................28

8        ACTION OF MEMBERS................................................29
         8.1      Action of Members.......................................29

9        OPERATION OF THE FACILITIES......................................29
         9.1      Operator................................................29

10       INDEMNIFICATION..................................................29
         10.1     Right to Indemnification................................29
         10.2     Advance Payment.........................................30
         10.3     Indemnification of Agents...............................30
         10.4     Appearance as a Witness.................................30
         10.5     Nonexclusivity of Rights................................31
         10.6     Insurance...............................................31
         10.7     Member Notification.....................................31
         10.8     Savings Clause..........................................31

11       TAXES............................................................31
         11.1     Tax Returns.............................................31
         11.2     Tax Elections...........................................32
         11.3     ATax Matters Partner@...................................32

12       BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS.......................33
         12.1     Maintenance of Books....................................33
         12.2     Reports.................................................33
         12.3     Accounts................................................35

13       INSPECTION.......................................................35
         13.1     Inspection of Facilities and Records....................35

14       BANKRUPTCY OF A MEMBER...........................................35
         14.1     Bankruptcy Members......................................35

15       DISSOLUTION, LIQUIDATION, AND TERMINATION........................36
         15.1     Dissolution.............................................36
         15.2     Liquidation and Termination.............................36
         15.3     Deficit Capital Accounts................................37
         15.4     Articles of Dissolution.................................37

16       GENERAL PROVISIONS...............................................37
         16.1     Offset..................................................37
         16.2     Notices.................................................37
         16.3     Entire Agreement; Supersedure...........................38
         16.4     Effect of Waiver or Consent.............................38
         16.5     Amendment or Modification...............................38
         16.6     Binding Effect..........................................38
         16.7     Governing Law; Severability.............................38
         16.8     Further Assurances......................................39
         16.9     Indemnification.........................................39
         16.10    Notice to Members of Provisions of this Agreement.......39
         16.11    Counterparts............................................39




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                                       -1-

                                     Amended
                               Operating Agreement
                                       of
                         Cardinal Extension Company, LLC

         This Operating Agreement of Cardinal Extension Company, LLC, a Limited Liability Company under the laws of the State of North Carolina (the "Company", is executed and agreed to by the Members (as defined below) as of the _____ day of December, 1996.

     1 Definitions and Construction. The terms defined in this Section 1 shall, for all purposes of this Agreement, have the meanings set forth below:

         1.1      Definitions.

                  1.1.1 Act. The North Carolina Limited Liability Company Act as set forth in Chapter 57C of the North Carolina General Statutes.

                  1.1.2 Additional Necessary Regulatory Approvals. All Authorizations as may be required (but excluding Authorizations of a nature not customarily obtained prior to commencement of construction of facilities of the nature of the Modification in question) in connection with (a) the ownership, construction and operation of a Modification and (b) the transportation of the natural gas in connection with such Modification.

                  1.1.3 Affiliate. Any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with any other Person in question, including, but not limited to: a Parent of a Member; a corporation 100% of the outstanding voting stock of which is owned by a Member or a Parent of a Member; or a corporation 100% of the outstanding voting stock of which is owned by a corporation 100% of the outstanding voting stock of which is owned by a Member or a Parent of a Member.

                  1.1.4      AFUDC.  Allowance for funds used during
                             construction.

                  1.1.5 Articles of Organization. The Articles of Organization of the Company filed with the
                             Secretary of State of North Carolina under and pursuant to the Act on December 6, 1995.

                  1.1.6 Authorizations. Licenses, certificates, permits, orders, approvals, determinations and authorizations from Governmental Authorities having jurisdiction.








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                                                                 -45-

          1.1.7Bankrupt Member. A member who shall take or be subject to any of the actions described in Section 57C-3-02(3)a through f of the Act.

          1.1.8Business Day. A day on which commercial banks are open for the transaction of business in New York, New York.

          1.1.9 Capital Account. See Section 5.8.

          1.1.10 Capital Contribution. Any contribution by a Member to the capital of the Company.

          1.1.11 Certificate. The certificate(s) of public convenience and necessity issued by the NCUC pursuant to the NCUC Application.

          1.1.12  Certified  Public  Accountants.   The  firm(s)  of  nationally
               recognized independent public accountants selected from time to time by the Operator.

          1.1.13 Code. The Internal Revenue Code of 1986, as amended, or any successor or replacement statute.

          1.1.14 Commitment. In the case of a Member executing this Agreement as of the date of this Agreement or a person acquiring that Membership Interest, the amount specified for that Member as its Commitment on Appendix A. In the case of a Membership Interest issued pursuant to Section 3.3, the Commitment established pursuant thereto in each case, subject to adjustments on account of Dispositions of Membership Interests permitted by this Agreement.

          1.1.15 Commitment Date. The date of the vote of the Representatives committing the Company to the construction of the Facilities pursuant to Section 4.1.

          1.1.16 Company. Cardinal Extension Company, LLC, a Limited Liability Company under the laws of the State of North Carolina.

          1.1.17 CO&M Agreement. The Construction, Operating and Maintenance Agreement provided for in Section 9.1.

          1.1.18 Cost of the Facilities. All costs and expenses, including without limitation AFUDC and Pre-Formation Date Expenditures, borne by the Operator or the Company for the acquisition, planning, design, engineering, financing, administration, construction and start-up of the Facilities, and securing all Authorizations required therefor.



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                  1.1.19     Cost of the  Modification.  All costs and expenses,
                             including without  limitation  AFUDC,  borne by the
                             Operator  or  the  Company  for  the   acquisition,
                             planning,    design,    engineering,     financing,
                             administration   construction  and  start-up  of  a
                             Modification,   and  securing  all   Authorizations
                             required therefor.

                  1.1.20 Customer. A Person who, with the approval of the Representatives, has entered into a Service Agreement with the Company (or, where applicable, a precedent agreement relating thereto) for the receipt, transportation and delivery of natural gas by means of the Facilities.

                  1.1.21 Default Interest Rate. A rate per annum equal to the lesser of (a) two percent (2%) per annum over the prime rate of Citibank, N.A. (or its successor) from time to time publicly announced and in effect, or (b) the maximum interest rate allowed for this purpose pursuant to the laws of the State of North Carolina.

                  1.1.22 Dispose, Disposing or Disposition. A sale, assignment, transfer, exchange, mortgage, pledge, grant of a security interest, or other disposition or encumbrance (including, without limitation, by operation of law), or the acts thereof.

                  1.1.23 Effective Time. The time at which the Merger shall become effective.

                  1.1.24 Estimated Cost of the Facilities. The estimated total Cost of the Facilities as determined by the Operator from time to time.

                  1.1.25 Estimated Cost of the Modification. The estimated total Cost of the Modification as determined by the Operator from time to time.

                  1.1.26 Existing Cardinal Pipeline. The existing twenty-four inch (24") diameter pipeline, which extends approximately thirty-seven (37) miles from Transcontinental Gas Pipe Line Corporation's Compressor Station No. 160 to Burlington, North Carolina, and which is jointly owned by Public Service Company of North Carolina, Inc. and Piedmont Intrastate Pipeline Company. The Existing Cardinal Pipeline has firm transportation rights of 130,000 Mcf/d (60,000 Mcf/d of which are held by Piedmont Natural Gas Company, Inc. and 70,000 Mcf/d of which are held by Public Service Company of North Carolina, Inc.)

                  1.1.27 Facilities. The real, personal, mixed and contractual property (whether tangible or intangible) to be owned, operated, constructed and maintained by the Company for the receipt, transportation and delivery of natural gas, all as more fully described in Appendix B, with such changes in size, design and location as may be approved by the Representatives (including, but not limited to, a Modification approved by the Representatives pursuant to Section 4.2). After the Effective Time of the Merger, the Facilities will also include the Existing Cardinal Pipeline.

                  1.1.28 Financing Commitment. Definitive agreements between one or more financial institutions or other Persons and the Company or the Financing Corporation pursuant to which such financial institutions or other Persons agree, subject to the conditions set forth therein, to lend money to, or purchase securities of, the Company or the Financing Corporation, the proceeds of which shall be used to finance all or a portion of the Facilities.

                  1.1.29 Financing Corporation. A corporation or trust wholly owned by the Company that may be organized for the purpose of issuing securities, the proceeds from which are to be advanced directly or indirectly to the Company to finance all or a portion of the Facilities.

                  1.1.30 Formation Date. The date on which the Articles of Organization were filed with the Secretary of State of North Carolina.

                  1.1.31 General Interest Rate. A rate per annum equal to the lesser of (a) the prime rate of Citibank, N.A. (or its successor) from time to time publicly announced and in effect, or (b) the maximum interest rate allowed for this purpose pursuant to the laws of the State of North Carolina.

                  1.1.32 Governmental Authority. Any court, agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit, whether federal, state, parish, county, district, municipality, city, political subdivision or otherwise, domestic or foreign whether now or hereafter in existence.

                  1.1.33 Member. Any Person executing this Agreement as of the date of this Agreement or who is hereafter admitted to the Company as a member as provided in this Agreement, but does not include any Person who has ceased to be a member of the Company.

                  1.1.34 Membership Interest. All of a Member's rights in the Company, including, without limitation, the Member's share of profits and losses of the Company, the right to receive distributions of the Company's assets, any right to vote, and any right to participate in the management of the Company.

                  1.1.35 Merger. The transaction to be effected under the Merger Agreement by which Cardinal Pipeline Company, LLC will be merged into the Company, the Company will be the surviving entity, and the name of the surviving entity will be changed to Cardinal Pipeline Company, LLC.

                  1.1.36 Merger Agreement. The Agreement of Merger to be entered into by the Company and Cardinal Pipeline Company, LLC by which the Company will acquire the Existing Cardinal Pipeline.

                  1.1.37 Modification. Any facilities installed (a) to modify, improve, expand or increase the capacity or scope of the Existing Cardinal Pipeline, the Facilities or any portion thereof after the Commitment Date (except in connection with customary maintenance) or (b) to provide a new point of delivery or receipt of natural gas for the Existing Cardinal Pipeline or the Facilities after the Commitment Date.

                  1.1.38 Necessary Regulatory Approvals. All Authorizations as may be required (but excluding Authorizations of a nature not customarily obtained prior to commencement of construction of facilities such as the Facilities) in connection with (a) the acquisition, ownership and operation of the Existing Cardinal Pipeline by the Company, (b) the construction and operation of the Facilities (not including any Modifications), and (c) the receipt, transportation and delivery of natural gas under the Service Agreements.

                  1.1.39     NCNG Energy Corporation.  See Section 3.1.

                  1.1.40 NCUC. The North Carolina Utilities Commission or any other governmental body succeeding to the powers of such Commission.

                  1.1.41 NCUC Application. The documents pursuant to which an application will be filed with the NCUC for authority (a) to consummate the merger of Cardinal Pipeline Company, LLC with and into the Company pursuant to the Merger Agreement, (b) to transfer the Existing Cardinal Pipeline to the Company, (c) for the Company to acquire, own and operate the Existing Cardinal Pipeline and to construct, own and operate the Facilities, (d) to receive, transport and deliver natural gas by means of the Existing Cardinal Pipeline and the Facilities (not including any modifications), and (e) to establish initial rates for the Company's services.

                  1.1.42 Operator. Cardinal Operating Company, its successors and assigns, pursuant to the CO&M Agreement.

                  1.1.43 Parent. Any Person who directly or indirectly owns more than 50% of the outstanding voting stock of a Member.

                  1.1.44 Person. An individual, a trust, an estate, a domestic corporation, a foreign corporation, a professional corporation, a partnership, a limited partnership, a limited liability partnership, a limited liability company, a foreign limited liability company, an unincorporated association, or another entity.

                  1.1.45     Piedmont Intrastate Pipeline Company.  See Section
                             3.1.

                  1.1.46 Pre-Formation Date Expenditures. Expenditures made by any Member or any of its Affiliates prior to the Formation Date, if approved by the Representatives pursuant to Section 5 if required to be so approved, including, but not limited to, expenditures made in the course of activities reasonably related to preparing this Agreement and the CO&M Agreement, creating the Company, preparing the Merger Agreement, planning and designing the Facilities, acquiring rights of way, preparing the NCUC Application and obtaining the Necessary Regulatory Approvals.

                  1.1.47     Proceeding.  See Section 10.1.

                  1.1.48     PSNC Cardinal Pipeline Company  See Section 3.1.

                  1.1.49     PUHCA.  The Public Utility  Holding  Company Act of
                             1935,   as  amended  (or  any   successor   statute
                             thereto).

                  1.1.50 Representative. The Person designated by a Member to represent that Member in accordance with the terms of this Agreement.

                  1.1.51     Rule 16.  17 C.F.R. Section  250.16 or any
                             successor provision thereto.

                  1.1.52 Service Agreements. The agreement(s) by and between the Company and the Customers for the receipt, transportation and delivery of natural gas by means of the Facilities.

                  1.1.53 Sharing Ratio. With respect to any Member, the fraction (expressed as a percentage), the numerator of which is that Member's Commitment and the denominator of which is the sum of the Commitments of all Members.

                  1.1.54 Supermajority Vote. A vote of Members representing not less than 75% of the Sharing Ratios of all Members.

                  1.1.55     TransCardinal Company.  See Section 3.1.

                  1.1.56     Transferring Member.  See Section 3.2.2.

         1.2 Construction. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine and neuter. All references to Sections refer to sections of this Agreement (unless the context clearly indicates otherwise), and all references to Appendices are to Appendices attached to this Agreement, each of which is made a part hereof for all purposes.

2        Formation and Purpose of the Company.

         2.1 Formation. The Company has been organized as a North Carolina limited liability company by the filing of the Articles of Organization under and pursuant to the Act with the Secretary of State of North Carolina.

         2.2 Name. The name of the Company is "Cardinal Extension Company, LLC." The name of the Company will change to "Cardinal Pipeline Company, LLC" upon the Effective Time of the Merger.

         2.3 Registered Office, Registered Agent. The location of the registered office of the Company shall be in Gaston County, North Carolina; the street address of the registered office of the Company shall be 400 Cox Road, Gastonia, North Carolina 28054; the mailing address of the registered office shall be P.O. Box 1398, Gastonia, North Carolina 28053; and the registered agent shall be J. Paul Douglas or such other Person or Persons as the Representatives may designate from time to time in the manner provided by law and as set forth in an addendum to this Agreement.

         2.4 Offices. The principal offices of the Company shall be at such place as the Members may from time to time determine. Notice of any change in such offices shall be given to each Member by the Representatives. The Company may have such other offices as the Members may designate from time to time.

         2.5 Purposes. The purposes of the Company shall be to acquire the Existing Cardinal Pipeline, to plan, design, develop, and construct the Facilities, to own and provide for the operation and maintenance of the Existing Cardinal Pipeline and the Facilities, and to conduct such business activities that are necessary or incidental in connection therewith.

         2.6 Foreign Qualification. Prior to the Company conducting business in any jurisdiction other than North Carolina, the Members shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Members, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. Each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue, and terminate the Company as a foreign limited liability company in all such jurisdictions.

         2.7 Term. The Company commenced on the date of the filing of the Articles of Organization with the Secretary of State of North Carolina and shall continue in existence until the latest date on which the Company is to dissolve as provided in the Articles of Organization or until such earlier date as the Company may be dissolved as provided in this Agreement.

         2.8 No State-Law Partnership. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member or Representative be a partner or joint venturer of any other Member or Representative as a result of this Agreement, for any purposes other than federal and state tax purposes, and this Agreement may not be construed to suggest otherwise.

3        Membership; Disposition of Interests.

         3.1 Initial Members. The initial Members of the Company are the following:

                  (a) TransCardinal Company ("TransCardinal"), a corporation organized under the laws of the State of Delaware, with its principal office and address at P. O. Box 1396, Houston, Texas 77251-1396 (2800
                             Post Oak Boulevard, Houston, Texas 77056).

                  (b) PSNC Cardinal Pipeline Company ("PSNC Cardinal"), a corporation organized under the laws of the State of North Carolina, with its principal office and address at P. O. Box 1398, Gastonia, North Carolina 28053 (400 Cox Road, Gastonia, North Carolina 28054).

                  (c) Piedmont Intrastate Pipeline Company ("Piedmont Intrastate"), a corporation organized under the laws of the State of North Carolina, with its principal office and address at P. O. Box 33068, Charlotte, North Carolina 28233 (1915 Rexford Road, Charlotte, North Carolina 28211).

                  (d) NCNG Energy Corporation ("NCNG Energy"), a corporation organized under the laws of the State of North Carolina, with its principal office and address at P. O. Box 909, Fayetteville, North Carolina 28302 (150 Rowan Street, Fayetteville, North Carolina 28301).

         3.2      Restrictions on the Disposition of an Interest.

                  3.2.1 Except as specifically provided in Section 3.2 of this Agreement, a Disposition of an interest in the Company may not be effected without the consent of Members holding at least 75% of the Sharing Ratios of all Members. Any attempted Disposition by a Person of an interest or right, or a part thereof, in or in respect of the Company other than in accordance with Section 3.2 of this Agreement shall be null and void ab initio.

                  3.2.2      If any  Member  ("Transferring  Member")  wishes to
                             transfer  any  of  its  Membership  Interest,   the
                             following procedures shall apply:

                    3.2.2.1 Without the unanimous  consent of all other Members, a Transferring Member may not transfer less than all of its Membership Interest.

                    3.2.2.2 After  receiving  a bona fide offer from a Person to purchase its Membership Interest, the Transferring Member shall give written notice to the Chairman and to all other Members of the terms of the offer and of its intent to accept the offer unless the Membership Interest is purchased by one or more of the other Members pursuant to the rights of first refusal provided in this Section 3.2.2 Upon receipt of such written notice, the Chairman shall call a meeting of Members for a date that is not less than 30 days nor more than 45 days from the date of the receipt of such written notice. Any Member wishing to exercise its rights of first refusal must announce its intent to do so at the meeting.

                    3.2.2.3 Any  purchase  of all or any  part  of a  Membership
                         Interest pursuant to this Section 3.2.2 shall be on the same terms and conditions as the bona fide offer (except the purchase price shall be the lesser of that amount set forth in the bona fide offer or the balance in Transferring Member's Capital Account on the date of the proposed transfer).

          3.2.2.4 If  TransCardinal is the  Transferring  Member,  PSNC Cardinal
               shall have the right to purchase all or any part of TransCardinal's Membership Interest. If PSNC Cardinal does not announce its intent to exercise its right of first refusal, or if PSNC Cardinal announces its desire to purchase less than the total amount of TransCardinal's Membership Interest, each other Member shall have the right to purchase all or any part of TransCardinal's Membership Interest not purchased by PSNC Cardinal. If more than one Member desires to purchase all or any portion of TransCardinal's Membership Interest that is not to be purchased by PSNC Cardinal, the Membership Interests to be purchased by such Members shall be allocated on a pro rata basis based upon their respective Sharing Ratios, unless another allocation is unanimously agreed to by such Members. If the Members do not agree to purchase 100% of TransCardinal's Membership Interest, TransCardinal shall be free to complete the transfer to the Person making the bona fide offer. If the transfer to the Person making the bona fide offer is not consummated within 90 days after the date of the meeting, TransCardinal may not transfer its interest without again complying with this Section 3.2.2.

          3.2.2.5 If PSNC Cardinal is the Transferring Member, TransCardinal shall have the right to purchase all or any part of PSNC
               Cardinal's Membership Interest. If TransCardinal does not announce its intent to exercise its right of first refusal, or if TransCardinal announces its desire to purchase less than the total amount of PSNC Cardinal's Membership Interest, each other Member shall have the right to purchase all or any part of PSNC Cardinal's Membership Interest not purchased by TransCardinal. If more than one Member desires to purchase all or any portion of PSNC Cardinal's Membership Interest that is not to be purchased by TransCardinal, the Membership Interests to be purchased by such Members shall be allocated on a pro rata basis based upon their respective Sharing Ratios, unless another allocation is unanimously agreed to by such Members. If the Members do not agree to purchase 100% of PSNC Cardinal's Membership Interest, PSNC Cardinal shall be free to complete the transfer to the Person making the bona fide offer. If the transfer to the Person making the bona fide offer is not consummated within 90 days after the date of the meeting, PSNC Cardinal may not transfer its interest without again complying with this Section 3.2.2.

          3.2.2.6 If a Member other than TransCardinal or PSNC Cardinal is the Transferring Member, TransCardinal and PSNC Cardinal shall have the right to purchase all or any part of Transferring Member's
               Membership Interest. If both TransCardinal and PSNC Cardinal announce their intent to exercise their rights of first refusal, the Membership Interest shall be allocated to TransCardinal and PSNC Cardinal on pro rata basis basedon their respective Sharing Ratios, unless another allocation is agreed to by TransCardinal and PSNC Cardinal. If neither TransCardinal nor PSNC Cardinal announces its desire to purchase the Membership Interest or if TransCardinal and PSNC Cardinal announce their desire to purchase less than 100% of the Membership Interest, each Member other than the Transferring Member, TransCardinal and PSNC Cardinal shall have the right to purchase all or any part of the Membership Interest not purchased by TransCardinal or PSNC Cardinal. If more than one Member desires to purchase all or any portion of the Membership Interest that is not to be purchased by TransCardinal or PSNC Cardinal, the Membership Interest to be purchased by such Members shall be allocated on a pro rata basis based upon their respective Sharing Ratios, unless another allocation is unanimously agreed to by such Members. If the Members do not agree to purchase 100% of Transferring Member's Membership Interest, the Transferring Member shall be free to complete the transfer to the Person making the bona fide offer. If the transfer to the Person making the bona fide offer is not consummated within 90 days after the date of the meeting, the Transferring Member may not transfer its interest without again complying with this Section 3.2.2.

          3.2.3If a Member shall cease to be  controlled  directly or indirectly by the same Persons who controlled it as of the date of that Member's admission to the Company, the Member shall provide written notice thereof to the other Members. On or before 30 days after such notice is received by the otherMembers, such other Members shall have the option to buy that Member's Membership Interest at a purchase price equal to the balance in that Member's Capital Account on the date the option is exercised. If more than one of such other Members wishes to exercise such option, they shall exercise such option on the same date and share in such purchase on a pro rata basis based on their respective Sharing Ratios. This paragraph shall not apply to a change in control that results from the merger or consolidation of the corporation which directly or indirectly controls a Member ("Parent Corporation") with another corporation or the sale of all or substantially all of the assets of a Member's Parent Corporation if, in each such case, (a) the Parent Corporation shall not have been formed for the principal purpose of directly controlling the Member, and (b) either (i) such Parent Corporation shall be the continuing corporation and shall continue to directly or indirectly control the Member, or (ii) the successor corporation (if other than the Parent Corporation of the Member) shall be a corporation organized and existing under the laws of the United States of America or a state thereof or the District of Columbia and such successor corporation shall continue to be in substantially the same business as the Parent Corporation. This Section 3.2.3 is intended to prohibit any kind of financing or corporate structure techniques designed to avoid the reach of the right of first refusal provisions of Section 3.2 of this Agreement.

               3.2.4Subject  to the  provisions  of  Sections  3.2.5,  3.2.6 and
                    3.2.7, a Person (who is not already a Member) to whom a Membership Interest is proposed to be transferred has the right to be admitted to the Company as a Member only with the consent of Members holding at least 75% of the Sharing Ratios of all Members. Any consent given pursuant to Section
                    3.2.1 shall be deemed a consent only to the transfer of the rights to allocations and distributions to which the transferring Person would be entitled but for the Disposition, unless such consent expressly consents to the admission of the transferee as a Member.

               3.2.5The Company may not  recognize for any purpose any purported
                    Disposition of all or part of a Membership Interest unless and until the other applicable provisions of Section 3.2 of this Agreement have been satisfied and the Members have received, on behalf of the Company, a document (i) executed by both the Member effecting the Disposition and the Person to whom the Membership Interest or part thereof is Disposed,
                    (ii) including the notice address of any Person to be admitted to the Company as a Member and its agreement to be bound by this Agreement in respect of the Membership Interest or part thereof being obtained, (iii) setting forth the Sharing Ratios and the Commitments after the Disposition of the Member effecting the Disposition and the Person to whom the Membership Interest or part thereof is Disposed (which together must total the Sharing Ratio and the Commitment of the Member effecting the Disposition before the Disposition), and (iv) containing a representation and warranty that the Disposition was made in accordance with all applicable laws and regulations (including securities laws) and, if the Person to whom the Membership Interest or part thereof is Disposed is to be admitted as a Member, its representation and warranty that the representations and warranties in Sections 4.4, 4.5 and 4.6 are true and correct with respect to that Person. Each Disposition and, if applicable, admission complying with the provisions of this
                    Section 3.2.5 is effective as of the first day of the calendar month immediately succeeding the month in which the Representatives receive the notification of Disposition and the other requirements of Section 3.2 of this Agreement have been met.

               3.2.6For  the  right  of a  Member  to  Dispose  of a  Membership
                    Interest or any part thereof or of any Person to be admitted to the Company in connection therewith to exist or be exercised, (i) either (A) the Membership Interest or part thereof subject to the Disposition or admission must be registered under the Securities Act of 1933, as amended, and any applicable state securities laws or (B) the Company must receive a favorable opinion of the Company's legal counsel or of other legal counsel acceptable to the Members to the effect that the Disposition or admission is exempt from registration under those laws and (ii) the Company must receive a favorable opinion of the Company's legal counsel or of other legal counsel acceptable to the Members to the effect that the Disposition or admission, when added to the total of all other sales, assignments, or other Dispositions within the preceding 12 months, would not result in the Company being considered to have terminated within the meaning of the Code. The Members, however, may waive the requirements of this Section 3.2.6.

               3.2.7The Member  effecting a Disposition  and any Person admitted to the Company in connection therewith shall pay, or reimburse the Company for, all costs incurred by the Company in connection with the Disposition or admission (including, without limitation, the legal fees incurred in connection with the legal opinions referred to in Section 3.2.6) on or before the 30th day after the receipt by that Person of the Company's invoice for the amount due. If payment is not made by the date due, the Person owing that amount shall pay interest on the unpaid amount from the date due until paid at a rate per annum equal to the Default Interest Rate.

         3.3 Additional Members. Additional Persons may be admitted to the Company as Members and Membership Interests may be created and issued to those Persons and to existing Members only upon a Supermajority Vote. The terms of admission or issuance must specify the Sharing Ratios and the Commitments applicable thereto and may provide for the creation of different classes or groups of Members and having different rights, powers and duties. The Members shall reflect the creation of any new class or group in an amendment to this Agreement indicating the different rights, powers, and duties. Any such admission also must comply with the provisions of Sections 3.2.5(i) and
                  (ii) and is effective only after the new Member has executed and delivered to the other Members a document including the new Member's notice address, its agreement to be bound by this Agreement and its representation and warranty that the representation and warranties in Sections 4.4, 4.5 and 4.6 are true and correct with respect to the new Member. The provisions of this Section 3.3 shall not apply to Dispositions of Membership Interests.

         3.4 Interests in a Member. A Member may not cause or permit an interest direct or indirect, in itself to be Disposed of such that, after the Disposition, the Company would be considered to have terminated within the meaning of section 708 of the Code.

4        Representations, Warranties and Covenants; Information.

                    4.1 Commitment to Acquire the Existing Cardinal Pipeline and to Construct the Facilities.

                  4.1.1 The Members agree to cause the Company to enter into the Merger Agreement and to use their best efforts to consummate the Merger.

                  4.1.2 The Members agree to cause the Company to file the NCUC Application and the Members agree to support the NCUC Application.

                    4.1.3The Members  agree to use their best  efforts to obtain an order from the NCUC granting the authorizations needed to permit the Company to carry out the purposes of the Company as described in Section 2.5 of this Agreement and to construct, own and operate the Facilities. Within 15 days after the NCUC issues its order ruling on the NCUC Application, the Members will meet to discuss and vote on whether the Company should accept the order, seek rehearing of the order, appeal the order, reject the order or take some other course of action. If the Members do not vote to accept the order, the Members agree to exhaust all legal remedies reasonably available to obtain an acceptable order, including, but not limited to, seeking rehearing and judicial review of an unacceptable order. If the order is modified on rehearing, appeal or otherwise, the Members shall againmeet within 15 days of the date of the order providing for such modification to vote on whether to accept the order, seek further rehearing of the order, appeal the order, reject the order or take some other course of action. An order may be accepted only upon the unanimous vote of the Members; however, each Member agrees to vote to accept the order unless a condition of the order is materially different from the order requested and is unacceptable in the Member's reasonable judgment.

                    4.1.4Subject to Section 5.1 below,  except upon the approval by a Supermajority Vote, the Company shall not incur any material costs or obligations with respect to the Existing Cardinal Pipeline or the Facilities or become obligated under the Financing Commitment relating to the Existing Cardinal Pipeline or the Facilities until
                         (a) the Necessary Regulatory Approvals have been obtained and accepted, (b) the Financing Commitment has been negotiated and is ready for acceptance by the Company (with the Members to decide whether such Financing Commitment utilizes a Financing Corporation),
                         (c) the Service  Agreements  have been  executed by the
                         Company and the Customers, (d) the Estimated Cost of the Facilities has been determined, and (e) the Members have approved the commitment to construct the Facilities as provided in Section 4.1.5.

                    4.1.5Immediately  following  the last to occur of the events referred to in Section 4.1.4(a), (b) and (d) and the satisfaction or waiver by the applicable Customers of all conditions set forth in the precedent agreements entered into by each of the Customers for execution of the Service Agreements (other than the vote of the Members to commit to acquire the Existing Cardinal Pipeline and to construct the Facilities), the Members shall vote on whether the Company shall be committed to consummate the Merger and to construct the Facilities (which commitment to construct shall constitute an acceptance of the Financing Commitment). If the Members agree by a Supermajority Vote to acquire the Existing Cardinal Pipeline and to construct the Facilities, a Member who voted in the negative must sell his Membership Interest to the Members who voted in the affirmative, and the Members who voted in the affirmative must purchase such Membership Interest on a pro rata basis based on the respective sharing ratios of the Members who voted in the affirmative. If the selling Member is NCNG Energy, the purchase price shall be the balance in NCNG Energy's Capital Account on the date of the transfer, the transfer shall take place on the first day of the second month following the date of the vote and the purchase price shall be paid not less than 30 days after the date of transfer. If the selling Member is Piedmont Intrastate, the purchase price shall be the balance in Piedmont Intrastate's Capital Account on the date of transfer, the transfer of Piedmont Intrastate's voting rights in the Company shall take place immediately following the vote, the transfer of Piedmont Intrastates other Membership Interests shall take place at the Time of Merger and the purchase price shall be paid not less than 30 days after the Time of Merger. In the event the Members do not agree by a Supermajority Vote to acquire the Existing Cardinal Pipeline and to construct the Facilities, the Company shall be dissolved.

                  4.1.6 After the Commitment Date, except with the approval by a Supermajority Vote, the Company shall not incur any material costs or obligations with respect to the Facilities until all conditions precedent to the obtaining by the Company of funds pursuant to the Financing Commitment relating to the Facilities have been satisfied.

                  4.1.7 If at any time the Members by a Supermajority Vote determine that it is not in the best interests of the Company to proceed with the construction or operation of the Facilities, the Company shall not thereafter incur any additional material costs or obligations with respect to the Facilities or become obligated under the Financing Commitment relating to the Facilities.

         4.2      Development of a Modification.

                  4.2.1 Any Member who desires the Company to construct a Modification shall notify the other Members and the Operator of the nature of the proposed Modification, including such details as are then available, and shall provide a detailed explanation of the reasons why such Modification is being requested. Promptly, but in no event later than one hundred fifty (150) days from the date requested to do so by majority consent of the Members, the Operator shall prepare and provide to each Member a detailed description of the proposed Modification and an estimate of the cost thereof, appropriate rate information and the proposed financing therefor.

                  4.2.2      Within 60 days after the  information  described in
                             Section 4.2.1 has been received by each Member, the Members shall vote on whether to proceed with the development of such proposed Modification. Upon the Unanimous Vote to proceed with the development of such proposed Modification, the Company shall proceed with such development, including, but not limited to, the acquisition of Additional Necessary Regulatory Approvals and the Financing Commitment. A vote to proceed with the development of a Modification shall be without prejudice to the vote on whether the Company shall be committed to construct such Modification under Section 4.3.2.

         4.3      Commitment to Construct a Modification.

                    4.3.1Except upon the approval by a  Supermajority  Vote, the
                         Company shall not incur material costs or obligations with respect to a Modification or be obligated under any Financing Commitment relating to a Modification until (a) the Additional Necessary Regulatory Approvals have been obtained and accepted, (b) such Financing Commitment, if any, as may be required in the opinion of the Members for such Modification has been negotiated and is ready for acceptance by the Company (with the Representatives to decide whether such Financing Commitment utilizes a Financing Corporation),
                         (c) if applicable, the Service Agreements for the use of the capacity of the Modification have been executed by the Company and by one or more Customers, (d) the Estimated Cost of the Modification has been determined and (e) the Representatives have approved a commitment to construct such Modification as provided in Section 4.3.2.

                    4.3.2Immediately  following  the last to occur of the events referred to in Section 4.3.1(a), (b) and (d), and if the Modification includes additional capacity, the satisfaction or waiver by the applicable Customers of all conditions set forth in the precedent agreements for execution of the Service Agreements by the Customers that will utilize the capacity to be created by the Modification (other than the vote of the Members to commit to construct the Modification), or at such later time as agreed by the Members, the Members shall vote on whether the Company shall be committed to construct the Modification (which commitment to construct shall constitute an acceptance of the Financing Commitment, if any). In the event the Members do not agree by a Supermajority Vote to construct the Modification, the Modification shall not be constructed.

                  4.3.3 After the Members vote to commit the Company to construct a Modification, except with the approval by a Supermajority Vote, the Company shall not incur any material costs or obligations with respect to such Modification until all conditions precedent to the obtaining by the Company of funds pursuant to a Financing Commitment (if any) relating to such Modification have been satisfied.

                    4.3.4Notwithstanding the provisions of Sections 4.3.1, 4.3.2 and 4.3.3, the Company agrees to grant the right to Public Service Company of North Carolina, Inc., Piedmont Natural Gas Company, Inc. and North Carolina Natural Gas Corporation to direct tie-ins between (a) their respective local distribution companies and (b) the Existing Cardinal Pipeline and/or the Facilities for the purpose of serving their respective franchised areas. The terms and conditions of such direct tie-ins (including reimbursement requirements and/or the incremental charges to be levied against the Customer requesting such tie-ins and the construction, operation and maintenance specifications for the tie-ins) shall be set forth in an Interconnect and Reimbursement Agreement to be executed by the Company and approved by the Members, if required, in accordance with this Agreement.

         4.4 General Representations and Warranties. Each Member hereby represents and warrants to the Company and to each other Member (a) that it is duly organized, validly existing, and in good standing under the law of the state of its incorporation and is duly qualified and in good standing as a foreign corporation in the jurisdiction of its principal place of business (if not incorporated therein); (b) that the Member has full corporate power and authority to execute and agree to this Agreement and to perform its obligations hereunder and that all necessary actions by the board of directors, shareholders, or other Persons necessary for the due authorization, execution, delivery and performance of this Agreement have been duly taken; (c) that the Member has duly executed and delivered this Agreement; and (d) that the Member's authorization, execution, delivery and performance of this Agreement do not and will not contravene or conflict with any provision of law applicable to such Member or with any agreement or arrangement to which the Member is a party or by which it is bound.

         4.5      Representations, Warranties and Covenant Concerning PUHCA.

                  4.5.1      Each Member  represents and warrants that it is not
                             (i) " holding company" or (ii) a f "subsidiary company" or "affiliate" of a "holding company," except for a "holding company" that is exempt from all liabilities, obligations and duties imposed upon it as a "holding company" by the provisions of PUHCA and the rules and regulations promulgated thereunder (other than Section 9(a)(2) of PUHCA); in each case (and in each case within Sections
                             4.6.2 and 4.6.3) within the meaning of PUHCA and the rules and regulations promulgated thereunder.

                  4.5.2 Except as provided in Section 4.6.3, no Member shall make any transfer or take other action that would cause the Company to be a "subsidiary company" or an "affiliate"of a "holding company," except for a "holding company" that is exempt from all liabilities, obligations and duties imposed upon it as a "holding company" by the provisions of PUHCA and the rules and regulations promulgated thereunder (other than Section 9(a)(2) of PUHCA).

                  4.5.3 A Member may make a transfer or take other action otherwise prohibited by Section 4.6.2, but only so long as all conditions of Rule 16 are satisfied so that the Company shall be exempt from all liabilities, obligations and duties imposed upon it as an "affiliate" or "subsidiary company" of a "holding Company."

                  4.5.4 Each Member covenants that it will take all actions necessary to assure that the Company will not be subject to regulation, for any purpose, under PUHCA, or lose the benefits of the exemption under Rule 16, as a result of such Member's ownership of its respective Membership Interest.

         4.6 Governmental Applications. Each Member agrees to support the Company and Cardinal Pipeline Company, LLC in securing the Necessary Regulatory Approvals, including, without limitation, preparing, filing and prosecuting the NCUC Application.

         4.7      Information.

                  4.7.1 In addition to the other rights specifically set forth in this Agreement, each Member is entitled to all information to which that Member is entitled to have access pursuant to Section 57C-3-04 of the Act under the circumstances and subject to the conditions therein stated. The Members agree, however, that the Representatives from time to time may determine, due to contractual obligations, business concerns, or other considerations, that certain information regarding the business, affairs, properties, and financial condition of the Company should be kept confidential.

                    4.7.2Each Member  acknowledges  that,  from time to time, it may receive information for or regarding the Company in the nature of trade secrets or that otherwise is confidential, the release of which may be damaging to the Company or Persons with whom it does business. Each Member shall hold in strict confidence any information it receives regarding the Company that is identified as being confidential (and if that information is provided in writing, that is so marked) and may not disclose it to any Person other than another Member, except for disclosures (i) compelled by law (but the Member must notify the other Members promptly of any request for that information, before disclosing it, if practicable), (ii) to advisers or representatives of the Member or Persons to which that Member's Membership Interest may be Disposed as permitted by this Agreement, but only if the recipients have agreed to be bound by the provisions of this Section 4.7.2, or (iii) of information that Member also has received from a source independent of the Company that the Member reasonably believes obtained that information without breach of any obligation of confidentiality. Each Member acknowledges that breach of the provisions of this Section 4.7.2 may cause irreparable injury to the Company for which monetary damages are inadequate, difficult to compute, or both. Accordingly, each Member agrees that provisions of this Section 4.7.2 may be enforced by specific performance.

         4.8 Liability to Third Parties. No Member or Representative shall be liable for the debts, obligations or liabilities of the Company by reason of being a Member or Representative or both, and does not become so liable by participating, in whatever capacity, in the management or control of the business of the Company.

               4.9 Withdrawal. A Member does not have the right or power to unilaterally withdraw from the Company.

         4.10 Lack of Authority. Except as otherwise specifically provided herein, no Member or Representative has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company.

5        Capital Contributions.

         5.1      Pre-Formation Date Expenditures.

                  5.1.1      Set  forth  on   Appendix  C  are  the  amounts  of
                             Pre-Formation Date Expenditures that have been incurred by each Member.

                  5.1.2 If any Member, or Affiliate thereof, has made Pre-Formation Date Expenditures during the period immediately preceding the Formation Date that are not set forth in Appendix C, such Member shall have the right to request approval thereof by Supermajority Vote as soon as practicable after the Formation Date (but not later than 90 days after the Formation Date).

                    5.1.3After  all   Pre-Formation   Date  Expenditures  to  be
                         considered under Section 5.1.2 have been approved or disapproved by the Members, to the extent such approval is required and prior to the Effective Time,the applicable Members shall, upon request of the Representatives pursuant to Section 5.3, make cash Capital Contributions or advances to the Company in the following manner: TransCardinal - 54%; PSNC Cardinal - 40%; and NCNG Energy - 6%. Piedmont Intrastate shall not be required to make cash Capital Contributions or advances to the Company prior to the Effective Time. After the Effective Time, each Member shall, upon the request of the Representatives pursuant to Section 5.3, make cash Capital Contributions or advances to the Company on a pro rata basis in proportion to the Sharing Ratios as set forth in Appendix A or as revised in accordance with Section 5.5.

                  5.1.4 The assets, if any, acquired by means of the Pre-Formation Date Expenditures of the Members shall be and are hereby contributed to the Company. All applicable Members agree to execute and deliver any and all assignments and conveyances as may be necessary or appropriate to evidence such contribution.

         5.2 Capital Contributions Relating to the Existing Cardinal Pipeline. Pursuant to the Merger Agreement, Cardinal Pipeline Company, LLC shall be merged into and with the Company. Upon the Effective Time of the merger, PSNC Cardinal shall be deemed to have made a capital contribution to the Company equal to the net book value of Public Service Company of North Carolina, Inc.'s membership interest in Cardinal Pipeline Company, LLC at the Effective Time and Piedmont Intrastate shall be deemed to have made a capital contribution to the Company equal to the net book value of its membership interest in Cardinal Pipeline Company LLC at the Effective Time. The Membership Interests of the Members shall be adjusted at the Effective Time in accordance with Section 5.5 and PSNC Cardinal will receive a cash reimbursement in order to maintain the Sharing Ratio set forth in Appendix A hereto.

         5.3      Requests for Capital Contributions.

               5.3.1Except as  otherwise  provided in Sections  5.1 or 5.2,  the
                    Members shall issue or cause to be issued a written request to each applicable Member for the making of Capital Contributions at such times and in such amounts as the Members shall approve. All amounts received by the Company pursuant to this Section 5.3, whether received prior to, on or after the date specified in Section 5.3.2(d), shall be credited to the respective Member's Capital Account as of such specified date (and the Pre-Formation Date Expenditures approved pursuant to Section 5.1.2 shall be so credited as of the date specified in Section 5.3.2(d)). All amounts received from a Member after the date specified in Section 5.3.2(d) by the Company pursuant to this Section 5.3 shall be accompanied by interest on such overdue amounts (and the default shall not be cured unless such interest is also received by the Company), which interest shall be payable to the Company and shall accrue from and after such specified date at the Default Interest Rate except as provided in
                    Section 5.2. Any such interest paid with respect to a Capital Contribution shall be credited to the respective Capital Accounts of all the Members, on a pro rata basis in proportion to their respective Sharing Ratios as of the date such payment is made to the Company after giving effect to the payment of the Capital Contribution with respect to which such interest accrued.

                  5.3.2 Each written request issued pursuant to Section 5.3.1 shall include the following information:

                    (a) The total amount of Capital Contributions requested from all applicable Members;

                    (b) The amount of Capital  Contribution  requested  from the
               Member to whom the request is addressed, such amount to be in accordance with the Sharing Ratio of such Member (except as provided in Section 5.1 or 5.2);

                    (c) The  purpose  for which the funds are to be  applied  in such reasonable detail as the Representatives shall direct;

                             (d) The date on which payments of the Capital Contribution shall be made (which date shall not be less than 30 days following the date the request is given, unless a sooner date is approved by the Members) and the method of payment, provided that such date and method shall be the same for each of the members; and

                             (e)  Evidence  that the Members  have  approved the
request in accordance with Section 5.3.1.

               5.3.3Each  Member  agrees  that it  shall  make  payments  of its respective Capital Contributions in accordance with requests issued pursuant to Section 5.3.1 and Section 5.3.2; provided, however, that a Member may elect not to make Capital Contributions or Loans under Section 5.4 with respect to a Modification if it (i) does not vote for the Modification and (ii) provides written notice to all other Members within ten (10) days of any vote under Sections
                    4.3.1 or 4.3.2 to proceed with a Modification, as the case may be, that it does not wish to make Capital Contributions or Loans with respect to such Modification. In the event the Company proceeds with a Modification after one or more Members elect not to make Capital Contributions or Loans with respect thereto, the Sharing Ratios and Capital Accounts of all Members shall be adjusted to reflect the respective Capital Contributions or Loans of all Members.
                    5.4 Loans.

     5.4.1At any time after the  Capital  Contributions  referred  to in Section
          5.1.3 have been made that the Members determine that the Company needs funds, rather than calling for Capital Contributions, the Members may issue or cause to be issued a written request to each applicable Member for the making of loans or advances to the Company at such times and in such amounts as the Members shall approve, by a Supermajority Vote, provided that the Members shall not call for loans or advances rather than Capital Contributions if doing so would breach any Financing Commitment or other agreement of the Company. All amounts received from a Member after the date specified in Section 5.4.2(d) by the Company pursuant to this Section 5.4 shall be accompanied by interest on such overdue amounts (and the default shall not be cured unless such interest is also received by the Company), which interest shall be payable to the Company and shall accrue from and after such specified date at a rate equal to the Default Interest Rate except as provided in Section 5.2. Any such interest paid shall be credited to the respective Capital Accounts of all the Members, on a pro rata basis in proportion to their respective Sharing Ratios as of the date such payment is made to the Company, but shall not be considered part of the principal of the loan.

                  5.4.2 Each written request issued pursuant to Section 5.4.1 shall include the following information:

          (a)  The total amount of loans or advances requested from all Members;

          (b) The amount of the loans or advances requested from the Member to whom the request is addressed, such amount to be in accordance with the Sharing Ratio of such Member (except as provided in Sections 5.1 or 5.2);

                             (c) The purpose for which the funds are to be applied in such reasonable detail as the Members shall direct;

                             (d) The date on which the loans or advances to the Company shall be made (which date shall not be less than 30 days following the date the request is given, unless a sooner date is approved by the Members) and the method of payment, provided that such date and method shall be the same for each of the Members; and

                             (e) All terms relating to such loans, including the terms of repayment, provided that such terms shall be the same for each of the Members; and

                             (f)  Evidence  that the Members  have  approved the
request in accordance with Section 5.4.1.

                  5.4.3 Each Member agrees that it shall make its respective loans or advances in accordance with requests issued pursuant to Section 5.4.1 and 5.4.2.

         5.5 Equalization of Capital Accounts and Membership Interests. It is not anticipated that the provisions of this Agreement would ever permit the Capital Accounts of the Members not to be in the same ratio as their Sharing Ratios. If such event should ever occur, the Members shall require (and the applicable Members shall make) Capital Contributions so as to cause the Members' Capital Accounts to be in the same ratio as their Sharing Ratios.

         5.6 Voluntary Contributions. No Member shall be required or permitted to make any Capital Contributions or loans to the Company except pursuant to this Section 5.

         5.7 Return of Contributions. A Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member's Capital Contributions.

         5.8 Capital Accounts. A capital account shall be established and maintained for each Member. Each Member's capital account (a) shall be increased by (i) the amount of money contributed by that Member to the Company, (ii) the fair market value of property contributed by that Member to the Company (net of liabilities secured by the contributed property that the Company is considered to assume or take subject to under section 752 of the Code), and (iii) allocations to that Member of Company income and gain (or items thereof), including income and gain exempt from tax and income and gain described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g), but excluding income and gain described in Treas. Reg. Section 1.704-1(b)(4)(i), and (b) shall be decreased by (i) the amount of money distributed to that Member by the Company, (ii) the fair market value of property distributed to that Member by the Company (net of liabilities secured by the distributed property that the Member is considered to assume or take subject to under section 752 of the Code), (iii) allocations to that Member of expenditures of the Company described in section 705(a)(2)(B) of the Code, and (iv) allocations of Company loss and deduction (or items thereof), including loss and deduction described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g), but excluding items described in clause
                  (b)(iii) above and loss or deduction  described in Treas. Reg.
                  Section 1.704-1(b)(4)(i) or Treas. Reg. Section 1.704-1(b)(4)(iii). The Members' capital accounts also shall be maintained and adjusted as permitted by the provisions of Treas. Reg. Section 1.704-1(b)(2)(iv)(f), and as required by the other provisions of Section 1.704-1(b)(2)(iv) and Section 1.704-1(b)(4), including adjustments to reflect the allocations to the Members of depreciation, depletion, amortization, and gain or loss as computed for book purposes rather than the allocation of the corresponding items as computed for tax purposes, as required by Treas. Reg. Section 1.704-1(b)(2)(iv)(g). A Member that has more than one Membership Interest shall have a single capital account that reflects all its Membership Interests, regardless of the class of Membership Interests owned by that Member and regardless of the time or manner in which those Membership Interests were acquired. On the transfer of all or part of a Membership Interest, the capital account of the transferor that is attributable to the transferred Membership Interest or part thereof shall carry over to the transferee Member in accordance with the provisions of Treas. Reg.
                  Section 1.704-1(b)(2)(iv)(l).

6        ALLOCATIONS AND DISTRIBUTIONS

         6.1      Allocations.

                  6.1.1 Except as may be required by section 704(c) of the Code and Treas. Section 1.704-1(b)(2)(iv)(f)(4), all items of income, gain, loss, deduction, and credit of the Company shall be allocated among the Members in accordance with their Sharing Ratios.

                  6.1.2 All items of income, gain, loss, deduction, and credit allocable to any Membership Interest that may have been transferred shall be allocated between the transferor and the transferee based on the portion of the calendar year during which each was recognized as owning that Membership Interest, without regard to the results of Company operations during any particular portion of that calendar year and without regard to whether cash distributions were made to the transferor or the transferee during that calendar year; provided, however, that this allocation must be made in accordance with a method permissible under section 706 of the Code and the regulations thereunder.

         6.2      Distributions.

                  6.2.1 From time to time (but at least once each calendar quarter) the Representatives shall determine in their reasonable judgment to what extent (if any) the Company's cash on hand exceeds its current and anticipated needs, including, without limitation, for operating expenses, debt service, acquisitions, and a reasonable contingency reserve. If such an excess exists, the Members shall cause the Company to distribute to the Members, in accordance with their Sharing Ratios, an amount in cash equal to that excess.

                  6.2.2 From time to time the Members also may cause property of the Company other than cash to be distributed to the Members, which distribution must be made in accordance with their Sharing Ratios and may be made subject to existing liabilities and obligations. Immediately prior to such a distribution, the capital accounts of the Members shall be adjusted as provided in Treas. Reg.
                             Section 1.704(b)(2)(iv)(f).

7        MANAGEMENT

         7.1      Management by Members through Representatives.

                  7.1.1 Subject to the provisions of Section 7.1.2, (i) the voting of the Members pursuant to this Agreement shall be by their respective Representatives, (ii) the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Members through their respective Representatives, and (iii) the Members through their respective Representatives may make all decisions and take all actions for the Company not otherwise provided for in this Agreement, including, without limitation, the following:

                             (i) entering into, making and performing contracts, agreements, and other undertakings binding the Company that may be necessary, appropriate, or advisable in furtherance of the purposes of the Company and making all decisions and waivers thereunder;

                             (ii) opening and maintaining bank and investment accounts and arrangements, drawing checks and other orders for the payment of money, and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;

                             (iii) maintaining the assets of the Company in good
order;

                             (iv)     collecting sums due the Company;

                             (v) to the extent that funds of the Company are available therefor, paying debts and obligations of the Company;

                             (vi) acquiring, utilizing for Company purposes, and Disposing of any asset of the Company;

                             (vii) borrowing money or otherwise committing the credit of the Company for Company activities and voluntary prepayments or extensions of debt;

                             (viii) selecting, removing and changing the authority and responsibility of lawyers, accountants, and other advisers and consultants;

                             (ix)     obtaining insurance for the Company;

                             (x) determining  distributions  of Company cash and
other property as provided in Section 6.2;

                             (xi)     establishing a seal for the Company;

                             (xii)  establishing  an annual  budget for  capital
expenditures and operations; and

                             (xiii) appointing the Operator as agent of the Company to accomplish one or more of the foregoing.

                    7.1.2. Prior to the Effective Time on each matter decided by the Members, Piedmont Intrastate's representative shall have a vote equal to 17% of the total votes of all Members and each other Representative shall have a vote equal to Sharing Ratio multiplied by 0.83. After the Effective Time on all matters decided by the Members, each Representative shall have a vote equal to the Sharing Ratio of the Member he or she represents. Except as otherwise provided in this Agreement, the vote of the Members necessary for a matter to be approved shall be a majority of the total Sharing Ratios of the Members. If the requisite majority of Sharing Ratios is not voted in favor of a matter being voted on, then the matter shall be deemed to be denied; furthermore, unless otherwise provided herein, if the matter being voted on provides for more than two alternatives and no alternative receives the requisite majority approval then no alternative shall be selected.

                  7.1.3 Before any vote of the Members is taken through their respective Representatives pursuant to
                             Section 4.1, 4.2 or 4.3 (unless the vote is taken by written consent pursuant to Section 7.7), all Representatives shall fully discuss the matter at the meeting called for such purpose and shall disclose to each other their intentions with respect to such vote, so that when the actual vote is taken each Member may vote in an informed manner, with full knowledge of how the other Members will vote on such matter.

                  7.1.4 Notwithstanding the provisions of Section 7.1.2, the Members through their respective Representatives may not cause the Company to do any of the following without obtaining the vote required in this Section 7.1.4.

                             7.1.4.1  Action requiring a unanimous vote:

                    (a) Causing the NCUC Application to provide for (i) a geographic location, scope or size of the Facilities different than that set forth in Appendix B, (ii) other than a straight-fixed variable rate design, (iii) an estimated capital cost of the Facilities in excess of $75 million, (iv) a post-Effective Time capital structure other than 50% equity and 50% debt, (v) an initial rate on the Facilities to be other than a cost-based rate based on a 14.5% return on equity and a 40-year depreciation period, or (vi) a design of the Facilities that would provide a minimum pressure of less than 550 psig at the existing Burlington, North Carolina delivery points or a minimum pressure of less than 500 psig at the interconnection of the Facilities and the facilities of North Carolina Natural Gas Corporation near the Wake County, North Carolina/Johnston County, North Carolina border.

                                      (b)   Agreeing   to   proceed   with   the
                                            development    of   a   Modification
                                            pursuant to Section 4.2.2.

                                      (c) Approving a sale or abandonment of the
Facilities.

                                      (d)   Amending,   modifying,  changing  or
                                            otherwise  altering any provision of
                                            this Agreement requiring a unanimous
                                            vote to require a lesser vote.

                                      (e) Electing to dissolve the Company.

                                      (f) Voting to commit the Company to accept
an order under Sections 4.1.3.

                                      (g)   Delegating   any  authority  to  any
                                            committee,  Representative  or agent
                                            of the  Company  to take any  action
                                            that requires the unanimous  vote of
                                            the   Representatives   under   this
                                            Section 7.1.4.1.

                                      (h) Causing any Financing Commitment to be
issued on other than a non-recourse basis.

                             7.1.4.2  Action requiring a Supermajority Vote:

                                      (a) Approving a Disposition of an interest
in the Company pursuant to Section 3.2.1.

                                      (b)  Approving  any  matter   pursuant  to
Section 3.3.

                                      (c)  Approving  any  matter   pursuant  to
Sections 4.1.4, 4.1.5, 4.1.6 and 4.1.7.

                                      (d)  Approving  any  matter   pursuant  to
Sections 4.3.1, 4.3.2 and 4.3.3.

                                      (e)  Approving  any  matter   pursuant  to
Section 5.1.2.

                                      (f)   Requesting  that loans  (rather than
                                            Capital  Contributions)  be  made to
                                            the  Company   pursuant  to  Section
                                            5.4.1.

                                      (g)   Voting   at   a   meeting   of   the
                                            Representatives  on a matter  not on
                                            the agenda for the meeting  referred
                                            to in  Section  7.6.1 or  shortening
                                            the ten (10) day period  provided in
                                            Section 7.6.1.

                                      (h)   Amending,   modifying,  changing  or
                                            otherwise    altering    the    CO&M
                                            Agreement pursuant to Section 9.1.

                                      (i)   Electing not to dissolve the Company
                                            upon    the    death,    retirement,
                                            resignation,  expulsion,  bankruptcy
                                            or dissolution  of a Member,  or the
                                            occurrence  of any other  event that
                                            terminates the continued  membership
                                            of a Member in the Company under the
                                            provisions of Section 15.1.

                                      (j)   Delegating   any  authority  to  any
                                            committee,  Representative  or agent
                                            of the  Company  to take any  action
                                            that requires a  Supermajority  Vote
                                            under this Section 7.1.4.2

                                      (k)   Amending,   modifying,  changing  or
                                            otherwise  altering any provision of
                                            this    Agreement     requiring    a
                                            Supermajority   Vote  to  require  a
                                            lesser vote.

                    7.1.5Notwithstanding  the  provisions of Sections  7.1.2 and
                         7.1.4, the Members agree to cause the Company to propose a cost allocation and/or rate design for existing firm transportation services (70,000 Mcf/d for Public Service Company of North Carolina, Inc. and 60,000 Mcf/d for Piedmont Natural Gas Company, Inc.) on the Existing Cardinal Pipeline for deliveries at or upstream of Burlington, North Carolina, in the NCUC
                         Application and in subsequent rate cases, in such a manner to reasonably approximate rates that would have resulted if the Existing Cardinal Pipeline had remained in the utility rate bases of Public Service Company of North Carolina, Inc. and Piedmont Natural Gas Company, Inc.. The Members agree to support and cause their affiliates to support such cost allocation and/or rate design.

         7.2 Actions by Members; Representatives; Committees; Delegation of Authority and Duties.

                  7.2.1 In managing the business and affairs of the Company and exercising its powers, the Members shall act
                             (i) collectively by their respective Representatives through meetings and written consents pursuant to Section 7.6 and 7.7, (ii) through committees pursuant to Section 7.2.2; and
                             (iii) through Representatives to whom authority and duties have been delegated pursuant to Section 7.2.3.

                  7.2.2 The Members may, from time to time, designate one or more committees, including chair of each such committee. The chair shall report to the Representatives. Any such committee, to the extent provided in such resolution or in the Articles of Organization or in this Agreement, shall have and may exercise all of the authority of the Representatives, subject to the limitations set forth in Section 7.1.4.1(g), Section 7..4.2(j) and in the Act. The Representatives may dissolve any committee at any time, unless otherwise provided in the Articles of Organization or this Agreement.

                  7.2.3 Subject to Sections 7.1.4.1(g) and 7.1.4.2(j), the Members may, from time to time, delegate to one or more Representatives such authority and duties as the Representatives may deem advisable. Any delegation pursuant to this Section 7.2.3 may be revoked at any time by the Representatives.

         7.3 Number and Term of Office. Each Member shall be authorized to designate from time to time, in writing, one person as the Member's Representative. Each Representative shall hold office for the term for which he is appointed and thereafter until his successor shall have been appointed or until his earlier death, resignation or removal. Each Member may designate from time to time, in writing, an alternate Representative who shall have the authority set forth in such writing to act in the absence of the Member's Representative. Representatives need not be residents of the State of North Carolina.

         7.4      Vacancies;  Removal;  Resignation.  Any  person  serving  as a
                  Representative of a Member may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the remaining Representative. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Upon the resignation of a representative, the Member appointing that representative shall have the right to designate another person as a Representative.

         7.5 Chairman and Secretary. The Members shall elect a Chairman to serve at the pleasure of the Representatives, provided that the Chairman must also be a Representative. The Chairman or his/her designee shall preside at all meetings of Members and shall have such other duties as may be delegated by the Members. The Members also shall designate a Secretary to serve at the pleasure of the Representatives. The Secretary shall record the minutes of the meetings of Members and shall have such other duties as may be delegated by the Members.
                  The Members may designate a Vice Chairman and/or Assistant Secretary.

         7.6      Meetings.

               7.6.1The  Chairman  or  his/her  designee  shall  preside  at all meetings of the Members, which meetings shall be held quarterly subject to more or less frequent meetings upon approval of the Members. A notice of and an agenda for all meetings shall be provided by the Secretary to all Representatives at least 10 days prior to the date of such meetings. The Secretary shall consult with each of the Representatives prior to preparing each such agenda and shall place on such agenda any matters requested by a Representative to be included on such agenda for the respective meeting. Special meetings of the Members may be called at such times and places, and in such manner, as any Member deems necessary. Any Member calling for any such special meeting shall notify the Chairman and the Secretary; the Secretary in turn shall notify all Representatives of the date and agenda for such meeting at least 10 days prior to the date of such meeting. Such 10-day period may be shortened by a Supermajority Vote. Written minutes of all meetings shall be maintained, and the minutes for each meeting shall be approved at the next meeting of the Members.

                  7.6.2 Each Representative or his/her alternate shall attend each meeting of the Members unless he/she is unable to do so because of an event beyond his reasonable control, and (notwithstanding any other provision in this Agreement) in such an extraordinary circumstance such Representative shall immediately so advise the Secretary by telephone, who in turn shall similarly notify all other Representatives and shall reschedule such meeting as soon as practicable.

                  7.6.3 A Representative who is present at a meeting of the Members at which action on any Company matter is taken shall be presumed to have assented to the action unless his/her dissent shall be entered in the minutes of the meeting or unless he shall file his/her written dissent to such action with the Person acting as secretary of the meeting before the adjournment thereof or shall deliver such dissent to the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Representative who voted in favor of such action.

         7.7 Action by Written Consent or Telephone Conference. Any action permitted or required by the Act, the Articles of Organization or this Agreement to be taken at a meeting of the Members or any committee designated by the Members may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all the Representatives or Members of such committee, as the case may be. Such consent shall have the same force and effect as a unanimous consent at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of North Carolina, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Members or any such committee, as the case may be. Subject to the requirements of the Act, the Articles of Organization or this Agreement for notice of meetings, unless otherwise restricted by the Articles of Organization, Representatives, or Members of any committee designated by the Members, may participate in and hold a meeting of the Members or any such committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         7.8 Conflicts of Interest. Except as otherwise provided in this Agreement, each Member or Representative at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including business ventures in competition with the Company, with no obligation to offer to the Company or any other Member or Representative the right to participate therein. The Company may transact business with any Representative or Member or affiliate thereof, provided the terms of those transactions are no less favorable than those the Company could obtain from unrelated third parties.

8        ACTION OF MEMBERS.

         8.1 Action of Members. Unless otherwise required by this Agreement or by nonwaiverable provisions of applicable law, all actions required or permitted to be taken by a Member is delegated by such Member to the Representative designated to act for such Member. In the event action required to be taken by a Member cannot be delegated to the Representative representing such Member, such action may be taken in any manner permitted by the Act.

9        OPERATION OF THE FACILITIES.

         9.1 Operator. The Company entered into a CO&M Agreement with the Operator on the Formation Date. The Members may, at any time, upon a Supermajority Vote, agree to an amendment to the CO&M Agreement provided that the Operator concurs therewith. In the event that such CO&M Agreement is terminated pursuant to the terms thereof or the Operator ceases to serve as Operator in accordance with the terms of the CO&M Agreement, the Representatives may select a new Operator. Any successor Operator selected pursuant to this Agreement shall execute and be bound by an agreement substantially in the form of the CO&M Agreement existing immediately prior to such execution.

10       INDEMNIFICATION

         10.1 Right to Indemnification. Subject to the limitations and conditions as provided in Section 10 of this Agreement, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a Representative of the Company or while a Representative of the Company is or was serving at the request of the Company as a Representative, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Company to the fullest extent permitted by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys' fees) actually incurred by such Person in connection with such Proceeding, and indemnification under Section 10 of this Agreement shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to Section 10 of this Agreement shall be deemed contract rights, and no amendment, modification or repeal of Section 10 of this Agreement shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in Section 10 of this Agreement could involve indemnification for negligence or under theories of strict liability.

         10.2     Advance  Payment.  The right to  indemnification  conferred in
                  Section 10 of this Agreement shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a Person of the type entitled to be indemnified under Section 10.1 who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Company of a written affirmation by such Representative of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under
                  Section 10 of this Agreement and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under Section 10 of this Agreement or otherwise.

         10.3 Indemnification of Agents. The Company, by adoption of a resolution of the Representatives, may indemnify and advance expenses to an agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to Representatives under Section 10 of this Agreement; and, the Company may indemnify and advance expenses to Persons who are not or were not Representatives or agents of the Company but who are or were serving at the request of the Company as a representative, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in such a capacity or arising out of his status as such a Person to the same extent that it may indemnify and advance expenses to Representatives under
                  Section 10 of this Agreement.

         10.4 Appearance as a Witness. Notwithstanding any other provisions of Section 10 of this Agreement, upon approval by the Members the Company shall pay or reimburse expenses incurred by a
                  Member in connection with that Member or Member's Representative or other employee's appearance as a witness or other participation in a Proceeding at a time when that Member or Member's Representative is not a named defendant or respondent in the Proceeding.

         10.5 Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in Section 10 of this Agreement shall not be exclusive of any other right which a Representative or other Person indemnified pursuant to
                  Section 10.3 may have or hereafter acquired under any law (common or statutory), provision of the Articles of Organization or this Agreement, agreements, vote of Members or otherwise.

         10.6 Insurance. The Company may purchase and maintain insurance, at its expense, to protect itself and any Person who is or was serving as a Representative or agent of the Company or is or was serving at the request of the Company as a Representative, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under Section 10 of this Agreement.

         10.7 Member Notification. To the extent required by law, any indemnification of or advance of expenses to a Representative in accordance with Section 10 of this Agreement shall be reported in writing to the Members with or before the notice or waiver of notice of the next Members' meeting or with or before the next submission to Members of a consent to action without a meeting and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

         10.8 Savings Clause. If Section 10 of this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Representative or any other Person indemnified pursuant to Section 10 of this Agreement as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceedings, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of Section 10 of this Agreement that shall not have been invalidated and to the fullest extent permitted by applicable law.

11       TAXES.

         11.1 Tax Returns. The Members shall cause to be prepared and filed all necessary federal and state income tax returns for the Company, including making the elections described in Section
                  11.2. Each Member shall furnish to the Person preparing such returns all pertinent information in its possession relating to Company operations that is necessary to enable such returns to be prepared and filed.

         11.2 Tax Elections. The Company shall make the following election on the appropriate tax returns:

                  (a)  to adopt the calendar year as the Company's fiscal year;

                  (b)  to adopt the accrual  method of  accounting  and to
                       keep  the  Company's   books  and  records  on  the
                       income-tax method;

                  (c) if a distribution of Company property as described in section 734 of the Code occurs or if a transfer of a Membership Interest as described in section 743 of the Code occurs, on written request of any Member, to elect, pursuant to section 754 of the Code, to adjust the basis of Company properties;

                  (d) to elect to amortize the organizational expenses of the Company and the start-up expenditures of the Company under Section 195 of the Code ratably over a period of 60 months as permitted by section 709(b) of the Code; and

                  (e) any other election the Members may deem appropriate and in their best interests.

                  Neither the Company nor any Representative or Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law, and no provision of this Agreement (including, without limitation, Section 2.8) shall be construed to sanction or approve such an election.

         11.3 "Tax Matters Partner." The Members shall designate a Member as "tax matters partner" of the Company pursuant to section 6231(a)(7) of the Code. TransCardinal shall be the "tax matters partner" unless and until the Members designate a different "tax matters partner." Any Member who is designated "tax matters partner" shall take such action as may be necessary to cause each other Member to become a "notice partner" within the meaning of section 6223 of the Code. Any Member who is designated "tax matters partner" shall inform each other Member of all significant matters that may come to its attention in its capacity as "tax matters partner" by giving notice thereof on or before the fifth Business Day after becoming aware thereof and, within that time, shall forward to each other Member copies of all significant written communications it may receive in that capacity. Before taking any of the following actions as the "tax matters partner," the Member then constituting the "tax matter partner" shall obtain the unanimous consent of the Members to such actions:

                             (1)   Entry into a settlement agreement that
                                   under Code Section 6224(c)(3) would bind any Member that is not a party to it;

                             (2)   Filing a petition under Code Section 6226(a);

                             (3)      Intervening pursuant to Code Section 6226
                                      (b)(5) in any action brought pursuant to Code Section 6226(b);

                             (4)   Filing  a  request   for  an   administrative
                                   adjustment pursuant to Code Section 6227(b);

                             (5) Filing a petition pursuant to Code Sectio 6228(a); or

                             (6)      Agreeing to the  extension  of a period of
                                      assessment,   pursuant  to  Code   Section
                                      6229(b)(1)(B).

12       BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

         12.1 Maintenance of Books. The Company shall keep books and records of accounts and shall keep minutes of the proceedings of its Members and each committee. The books of account for the Company shall be maintained on an accrual basis in accordance with the terms of this Agreement, except that the capital accounts of the Members shall be maintained in accordance with
                  Section 5.8. The calendar year shall be the accounting year of the Company.

         12.2     Reports.

               12.2.1 Annual  Reports.  On or before the 120th day following the end of the fiscal year during the term of the Company, the Members shall cause each Member to be furnished with a balance sheet, an income statement, and a statement of changes in Members' capital of the Company for, or as of the end of, that year certified by the Certified Public Accountants. These financial statements must be prepared in accordance with accounting principles generally employed for accrual-basis records consistently applied (except as therein noted) and must be accompanied by a report of the Certified Public Accountants certifying the statements and stating that (a) their examination was made in accordance with generally accepted auditing standards and, in their opinion, the financial statements present fairly the financial position, financial results of operations, and changes in Members' capital in accordance with accounting principles generally employed for accrual-basis records consistently applied (except as therein noted) and (b) in making the examination and reporting on the financial statements described above, nothing came to their attention that caused them to believe that (i) the income and revenues were not paid or credited in accordance with the financial and accounting provisions of this Agreement, (ii) the costs and expenses were not charged in accordance with the financial and accounting provisions of this Agreement, or
                    (iii) the Members or any Member failed to comply in any material respect with the financial and accounting provisions of this Agreement, or if they do conclude that a Member so failed, specifying the nature and period of existence of the failure.

                  12.2.2 Interim Reports. Within 45 days after the end of each fiscal quarter, the Members shall cause to be prepared and delivered to each Member, with an appropriate certificate of the Person authorized to prepare the same (provided that the Members may make any change to the financial statements required by this Section 12.2.2 as they may deem appropriate):

                             (a) A profit and loss statement and a statement of cash flows for such fiscal quarter (including sufficient information to permit the Members to calculate their tax accruals) and for the portion of the fiscal year then ended;

                             (b) A balance sheet and a statement of each Member's Capital Account as of the end of such fiscal quarter and the portion of the fiscal year then ended; and

                             (c) A statement comparing the actual financial status and results of the Company as of the end of or for such fiscal quarter and the portion of the fiscal year then ended with the budget and results as of the end of or for such respective periods.

                  12.2.3 Governmental Reports. The Operator shall prepare and file, or cause to be prepared and filed, all reports prescribed or required by the NCUC or any other Governmental Authority having jurisdiction over the Company.

                  12.2.4 Other Reports. The Members also may cause to be prepared or delivered such other reports as they may deem appropriate.

                  12.2.5 Cost of Preparing and Distributing Reports. The Company shall bear the costs of preparing and distributing any reports required or permitted in
                             Section 12.2.1, 12.2.2, 12.2.3 and 12.2.4.

         12.3 Accounts. The Members shall cause to be established and maintained one or more separate bank and investment accounts and arrangements for Company funds in the Company's name with financial institutions and firms that the Members determine. The Company's funds may not be commingled with the funds of any Member.

13       INSPECTION

         13.1 Inspection of Facilities and Records. Subject to the provisions of Section 4.7.2, each Member shall have the right at all reasonable times during usual business hours upon providing reasonable notice to the Operator to inspect the Facilities and other properties of the Company and to audit, examine and make copies of the books of account and other records of the Company. Such right may be exercised through any agent or employee of such Member designated in writing by it or by an independent public accountant, petroleum engineer, attorney or other consultant so designated. The Member making the request shall bear all reasonable costs and expenses incurred by such Member, the Company or the Operator in connection with any inspection, examination or audit made on such Member's behalf.

14       BANKRUPTCY OF A MEMBER

         14.1 Bankruptcy Members. If any Member becomes a Bankrupt Member, the Company shall have the option, exercisable by notice from the other Members to the Bankrupt Member (or its representative) at any time prior to the 180th day after receipt of notice of the occurrence of the event causing it to become a Bankrupt Member, to buy, and on the exercise of this option the Bankrupt Member or its representative shall sell, its Membership Interest. The purchase price shall be an amount equal to the balance in that Member's Capital Account. The purchaser shall pay the amount due the Bankrupt Member as so determined in four equal cash installments, the first due on closing and the remainder (together with accumulated interest on the amount unpaid at the General Interest Rate) due on each of the first three anniversaries thereof. The payment to be made to the Bankruptcy Member or its representative pursuant to this Section 14.1 is in complete liquidation and satisfaction of all the rights and interest of the Bankrupt Member and its representative (and of all Persons claiming by, through, or under the Bankrupt Member and its representative) in and in respect of the Company, including, without limitation, any Membership Interest, any rights in specific Company property, and any rights against the Company and (insofar as the affairs of the Company are concerned) against the Members, and constitutes a compromise to which all Members have agreed.

15       DISSOLUTION, LIQUIDATION, AND TERMINATION

         15.1 Dissolution. The Company shall dissolve and its affairs shall be wound up on the first to occur of the following:

                  (a)        the time specified in the Articles of Organization;

                  (b)        the unanimous written consent of the Members;

                  (c) any Member shall become a Bankrupt Member (with or without the consent of Required Interest) or dissolve, or there shall occur any other event that terminates the continued membership in the Company of any Member; and

                  (d) entry of a decree of judicial dissolution of the Company under section 57C-6-02 of the Act or the filing by the Secretary of State of North Carolina of a certificate of dissolution under section 57C-6-03 of the Act.

                  The death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in the Company shall not cause a dissolution of the Company if the Company exercises its option under Section 14.1 or if, after the Sharing Ratios of the remaining Members being increased pro rata so that the total of all Sharing Ratios continues to be 100%, there is a Supermajority Vote to continue the existence of the Company.

         15.2 Liquidation and Termination. On dissolution of the Company, the Members shall act as liquidator or may appoint one or more Members as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Members. The steps to be accomplished by the liquidator are as follows:

                  (a) as promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made by the Certified Public Accountants of the Company's assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

                  (b)        the liquidator  shall cause the notice described in
                             section 57C-6-07 of the Act to be mailed to each known creditor of and claimant against the Company in the manner described in section 57C-6-07 of the Act;

                  (c)        the liquidator  shall cause the notice described in
                             section 57C-6-08 of the Act to be published in the manner described in section 57-6-08 of the Act.

                  (d) the Company's assets shall be applied in the manner provided by Section 57C-6-05 of the Act.

                  The distribution of cash and/or property to a Member in accordance with the provisions of this Section 15.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its Membership Interest and all the Company's property and constitutes a compromise to which all Members have consented. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

         15.3 Deficit Capital Accounts. Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in the capital account of any Member results from or is attributable to deductions and losses of the Company (including non-cash items such as depreciation), or distributions of money pursuant to this Agreement to all Members in proportion to their respective Sharing Ratios, upon dissolution of the Company such deficit shall not be an asset of the Company and such Members shall not be obligated to contribute such amount to the Company to bring the balance of such Member's capital account to zero.

         15.4 Articles of Dissolution. On completion of the distribution of Company assets as provided herein, the Company is terminated, and the Members (or such other Person or Persons as the Act may require or permit) shall cause to be filed Articles of Dissolution with the Secretary of State of North Carolina as required by section 57C-6-06 of the Act, cancel any other filing made pursuant to Sections 2.3 or 2.6, and take such other actions as may be necessary to terminate the Company.

16       GENERAL PROVISIONS

         16.1 Offset. Whenever the Company is to pay any sum to any Member any amounts that Member owes the Company may be deducted from that sum before payment.

         16.2 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents provided for or permitted to be given under this Agreement must be in writing and must be given either by depositing that writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering that writing to the recipient in person, by courier, or by facsimile transmission; and a notice, request, or consent given under this Agreement is effective on receipt by the Person to receive it. All notices, requests, and consents to be sent to a Member must be sent to or made at the addresses given for that Member on the signature pages of this Agreement or in the instrument described in Section 3.2.5 or 3.3, or such other address as that Member may specify by notice to the other Members. Any notice, request, or consent to the Company must be given at the following address: 2800 Post Oak Boulevard, Houston, Texas 77056 if by mail or (713) 439-4269 if by facsimile transmission. Whenever any notice is required to be given by law, the Articles of Organization or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         16.3 Entire Agreement; Supersedure. This Agreement constitutes the entire agreement of the Members and their Affiliates relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written, including, but not limited to, the Operating Agreement of Cardinal Extension Company, LLC dated December 6, 1995.

         16.4 Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or wavier to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

         16.5 Amendment or Modification. This Agreement may be amended or modified from time to time only by a written instrument adopted by the vote required by Section 7.1.4 of this Agreement.

         16.6 Binding Effect. Subject to the restrictions on Dispositions set forth in this Agreement, this Agreement is binding on and inures to the benefit of the Members and their respective heirs, legal representatives, successors and assigns.

         16.7 Governing Law; Severability. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NORTH CAROLINA, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and (a) any provision of the Articles of Organization, or (b) any mandatory provision of the Act, the application provision of the Articles of Organization or the Act shall control. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law.

         16.8 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

         16.9 Indemnification. To the fullest extent permitted by law, each Member shall indemnify the Company, each Representative and each other Member and hold them harmless from and against all losses, costs, liabilities, damages, and expenses (including, without limitation, costs of suit and attorney's fees) they may incur on account of any breach by that Member of this Agreement.

         16.10 Notice to Members of Provisions of this Agreement. By executing this Agreement, each Member acknowledges that it has actual notice of (a) all of the provisions of this Agreement, including, without limitation, the restrictions on the transfer of  Membership  Interests  set forth in Section 3 and
                  (b) all of the provisions of the Articles of Organization. Each Member hereby agrees that this Agreement constitutes adequate notice of all such provisions, and each Member hereby waives any requirement that any further notice thereunder be given.

         16.11 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.



         IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBERS:

TRANSCARDINAL COMPANY


By: s/s Frank J. Ferazzi
Name:    Frank J. Ferazzi
Title:   Vice President
Date of Execution: December 19, 1996



PSNC CARDINAL PIPELINE COMPANY

By: \s\Franklin H. Yoho
Name:    Franklin H. Yoho
Title:   Vice President
Date of Execution: December 19, 1996.

PIEDMONT INTRASTATE PIPELINE  COMPANY

By: s/s Thomas E.Skains
Name: Thomas E. Skains
Title:    Vice President
Date of Execution: December 19, 1996

NCNG ENERGY CORPORATION


By: s/s Terrence D. Davis
Name:  Terrence D. Davis
Title:    Vice President
Date of Execution: December 19, 1996



                                                       APPENDIX A
                                                    (SHARING RATIOS)



                                       Commitment                      Sharing Ratio

                                       Prior to   After Effective  Prior to   After Effective
                                      Effective          Time*     Effective        Time*
    Member                              Time                        Time

TransCardinal Company                $20,169,840    $21,915,000     54.22%         45.00%


PSNC Cardinal Pipeline Company        14,790,720     16,071,000     39.76%          33%


Piedmont Intrastate Pipeline Company
                                          0          8,279,000        0%            17%

NCNG Energy Corporation               2,239,440      2,435,000       6.02%           5%



* At the Effective Time, each of PSNC Cardinal and Piedmont Intrastate shall be deemed to have made a capital contribution to the Company equal to the net book value of its membership interest in Cardinal Pipeline Company, LLC at the Effective Time. Piedmont Intrastate does not have any other obligation to contribute to the capital of the Company. It is anticipated that Piedmont Intrastate's contribution will equal 17% of the total contribution of all Members. If, however, Piedmont Intrastate's contribution does not equal 17% of the total of all contributions, the Membership Interests of the other Members shall be adjusted on a pro rata basis based on each other Member's Commitment and Sharing Ratio.

     s:\...\vac\cardop3.sep
                                                       APPENDIX B


                                                Description of Facilities


         The Facilities will consist of approximately 67 miles of 24-inch pipeline, four meter stations and related appurtenant facilities commencing at the terminus of the Existing Cardinal Pipeline southeast of Burlington, North Carolina, and continuing in a southeasterly direction through Alamance, Orange, Chatham, and Wake Counties until it terminates at interconnections with Public Service Company of North Carolina ("PSNC") and North Carolina Natural Gas Corporation ("NCNG") located at the Wake County, North Carolina/Johnston County, North Carolina border as generally reflected on the map that is part of this Appendix B. The Facilities in conjunction with improvements or additions to the Existing Cardinal Pipeline will be designed to result in a pressure of no less than 550 psig at the delivery points located near the terminus of the Existing Cardinal Pipeline southeast of Burlington, North Carolina, and a minimum pressure of no less than 500 psig at the Facilities terminus near the Wake/Johnston County border. The meter station for NCNG at the Wake/Johnston County border will be sized for 40 Mmcf/d, and the meter station for PSNC at the Wake/Johnston County border will be sized for 100 Mmcf/d. These metering facilities, as designed, do not include regulation.

s:\...\vac\cardop3.sep
                                                APPENDIX C

                                      Pre-Formation Date Expenditures


         Cardinal Operating Company has incurred actual Pre-Formation Date expenditures through October 31, 1995 of $64,706. The estimated pre-formation date expenditures for November is $22,222. These expenditures were for engineering and labor costs relating to the initial routing studies, drafting/reproduction cost to prepare the alignment sheets and preliminary meetings with the Corps of Engineers, Colonial Pipeline and Carolina Power and Light to discuss use of their right of way.